EXHIBIT 23.9

N.C. Carter Ph.D. P. Eng.
Consulting Geologist
1410 Wend Road
Victoria BC
V8P 3T5

CONSENT of AUTHOR

To: United States Securities and Exchange Commission (the “SEC”)

I, Nick Carter Ph.D. P.Eng. do hereby consent to the filing, with the regulatory authorities referred to above, excerpts from or a summary of the report entitled “Geological Report on the OK Copper-Molybdenum Property” (the “Report”) in any written disclosure of Lumina Copper Corp and CRS Copper Resources Corp. being filed with the SEC including the Form 20-F dated June 11, 2003 and any amendments thereto (the “Form 20-F”)

I also certify that I have read the written disclosure being filed and do not have any reason to believe that there are any misrepresentations in the information derived from the Report or that the written disclosure of Lumina Copper Corp. and CRS Copper Resources Corp. contains any misrepresentation of the information contained in the Report.

I further agree to being named as an expert in the Form 20-F.

Dated this 10th day of September, 2003.

/s/ N.C. Carter
N.C. Carter Ph.D. P. Eng.